Testing the Waters Materials Related to Series #95FF1

From the Rally App:

#95FF1

'95 FERRARI F355 SPIDER

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $120,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

#95FF1

'95 FERRARI F355 SPIDER

C.O.A. | RECORDS | SPECS

FINANCIALS

Price Per Share	$10.00
Number of Shares	12,000
Market Cap.	$120,000
Storage Location	Rally

ASSET SPECIFICATIONS

Year	1995
Make	Ferrari
Model	F355 Spider
VIN#	ZFFPR48AXS0103634
Mileage	5,313 Miles
Production Total	3,717 (Spiders)
Rarity	Historically Significant Color
Manufactured In	Italy
Engine Type	3.5L V-8
Transmission Type	6-Speed, Manual

ASSET CONDITION

Restored	No
Modifications	None
Original Paint	Yes
Original Paint Color	Blu Swaters Metalic
Matching Numbers	Yes
Original Engine	Yes
Original Transmission	Yes
Original Interior	Yes
Original Interior Color	Pelle Beige Leather
Original Books	Yes
Original Books	Yes

DESCRIPTION OF THE SERIES FERRARI 355 SPIDER

Investment Overview

•Upon completion of the Series #95FF1 Offering, Series #95FF1 will purchase a 1995 Ferrari 355 Spider (at times described as the “355” throughout this Offering Circular) as the underlying asset for Series #95FF1 (the “Series Ferrari 355 Spider” or the “Underlying Asset” with respect to Series #95FF1, as applicable), the specifications of which are set forth below.

•Ferrari introduced the 355 at the 1994 Geneva Motor Show replacing the 348 in their line of mid-engine V-8 sports cars.

•The 355 was in production from 1995-1999 with 11,273 examples built across all body styles.

•The Underlying Asset is finished in the notable Ferrari color, Blu Swaters Metallic, named after the famed Belgian Ferrari racer, collector, and dealer, Jacques Swaters. The color was introduced in 1992 to celebrate 40 years of partnership between Ferrari and Swaters.

Asset Description

Ownership & Maintenance History

•The Underlying Asset is a two owner, 6-speed manual example showing just 5,274 miles.

•The Underlying Asset retains its original and matching number drivetrain.

Notable Features

•The Underlying Asset is finished in the rare exterior color of Blu Swaters Metallic.

•The Underlying Asset is a first-year production model.

Notable Defects

•The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series Ferrari 355 Spider
Year	1995
Production Total	11,273
Engine	3.5 L V-8
Transmission	6-Speed Manual
Exterior Color	Blu Swaters Metallic
Interior Color	Beige Leather
Documentation	Service records, CarFax
Books/manuals/tools	Yes
Restored	No

Paint	Original
Vin	ZFFPR48AXS0103634
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 355 Spider going forward.

GTO
LOS ANGELES

Friday, March 02, 2018

Inv. 1292

Re: 1995 Ferrari F355 Spider, Chassis # 03634, 5,155 miles

JN 1119

INVOICE

Oil Filter 348/355/360	$	59.95
Total Quartz 5W-40 Engine Oil 9 Quarts	$	94.05
ATE Dot 4 Brake Fluid	$	20.65
R134 Freon	$	40.00
Shell Spirax Gear Oil 80-90W 5 Quarts	$	99.75
Limited Slip Additive	$	15.95
MTP-48/H6	$	185.95
2x Hood/Bonnet Strut 348/355	$	53.40
	$	569.70
Rebuild catalytic converters	$	2,000.00
To:		
To check-in car and inspect.	$	150.00
To perform annual service.	$	1,200.00

Page 1 of 2

the classic Ferrari specialists

telephone +1 424 303 7095 email la@gtoengineering.com visit www.gtoengineering.com

1450 S La Cienega Boulevard | Los Angeles | CA 90035 | USA

To repair A/C system.	$ 600.00
To replace battery.	$ 300.00
To replace front hood struts.	$ 150.00
To remove catalytic converters, to re-fit catalytic converters.	$ 1,200.00

	$	6,169.70
Tax	$	54.12
TOTAL	**$**	**6,223.82**

Payment to be made on or before collection of car - Thank You!

the classic Ferrari specialists

Page 2 of 2

Ferrari
MANUFACTURED BY
FERRARI S.p.A.
ON SEPTEMBER 1995
GVWR 3700 lbs
GAWR 1630 - 2070 lbs
THIS VEHICLE CONFORMS TO ALL APPLICABLE FEDERAL MOTOR VEHICLE SAFETY, BUMPER, AND THEFT PREVENTION STANDARDS IN EFFECT ON THE DATE OF MANUFACTURE SHOWN ABOVE
V.I.N. · ZFFPR48A X S01 03634 ·
TYPE: PASSENGER CAR
160755

#95FF1 | $120K

COMPARABLE ASSET VALUE

ASSET VALUE
+32.1%

TRANSACTIONS
62

"This gorgeous little sports car is... a guided missile that proves Ferrari can match the technology of Porsche and Acura..."
NEW YORK TIMES
April 1995
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#95FF1 | *Visuals*

Winter always feels warmer in an open-top Ferrari.

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